Exhibit 99.1

CASELLA WASTE SYSTEMS, INC. ANNOUNCES OFFERING OF FINANCE AUTHORITY OF MAINE SOLID WASTE DISPOSAL REVENUE BONDS AND REMARKETING OF
VEDA SOLID WASTE DISPOSAL REVENUE BONDS
RUTLAND, VERMONT (March 14, 2018) - Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today announced two transactions relating to certain of its industrial revenue bonds.
Casella announced an offering of $15.0 million aggregate principal amount of Finance Authority of Maine (“FAME”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2015R-2 (the “FAME Bonds”), under an indenture between FAME and the bond trustee. The FAME Bonds represent the drawdown of the remainder of the FAME 2015 solid waste disposal revenue bonds, the initial proceeds of which, in the amount of $15.0 million, were loaned to Casella in August 2015. The FAME Bonds will be guaranteed by all or substantially all of Casella’s subsidiaries, pursuant to the terms of the indenture. The FAME Bonds have a final maturity of August 1, 2035. The FAME Bonds are not a general or contingent obligation of FAME, or of the State of Maine, and are payable solely from amounts received from Casella under the indenture. The net proceeds of the FAME Bonds will be loaned to Casella to enable it to finance or refinance the costs of certain of Casella’s solid waste landfill facilities and solid waste collection, organics and transfer, recycling and hauling facilities in Maine and the issuance of the FAME Bonds.
The Company also announced that it has commenced the remarketing of $16.0 million aggregate principal amount of Vermont Economic Development Authority (“VEDA”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2013 (the “VEDA Bonds,” and together with the FAME Bonds, the “Bonds”). The VEDA Bonds were originally issued on April 4, 2013 and have a final maturity of April 1, 2036. Pursuant to the indenture under which the VEDA Bonds were offered, the interest rate period under which the VEDA Bonds were previously issued is expiring on April 2, 2018 and accordingly the VEDA Bonds are being remarketed at a new interest rate for a new interest rate period. The VEDA Bonds have been guaranteed by all or substantially all of Casella’s subsidiaries, pursuant to the terms of the indenture. The VEDA Bonds are not a general or contingent obligation of VEDA, or of the State of Vermont, and are payable solely from amounts received from Casella under the indenture. Casella has issued a notice of a mandatory tender for the VEDA Bonds with respect to the expiring interest rate period. The remarketing is expected to become effective on April 2, 2018.
The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The interest rate period, interest rate and timing of the offerings of the Bonds will depend upon market conditions and other factors and there can be no assurance that the offerings will be completed.
The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements”, including, among others, Casella’s intention to issue the FAME Bonds and its expectations regarding the use of proceeds of the FAME Bonds, and Casella’s intention to remarket the VEDA Bonds. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the offering of the FAME Bonds, and Casella’s ability to consummate the remarketing of the VEDA Bonds. There can be no assurance that Casella will be able to complete the proposed offering of the FAME Bonds and/or the remarketing of the VEDA Bonds on the anticipated terms, or at all. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in Casella’s Form 10-K for the fiscal year ended December 31, 2017. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Contact:
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247

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